Exhibit 10.1

FINAL SHARE TRANSFER AGREEMENT

THIS TRANSFER AGREEMENT (“Agreement”) is concluded in Warsaw on 18 January 2024 and made between:

THE PARTIES:

(1)	SOLIS BOND COMPANY DESIGNATED ACTIVITY COMPANY, a private limited company incorporated in Ireland on 16 March 2022 under registration number 679734 with its registered office at Suite 9/10, 212, Blanchardstown Corporate Park 2, Dublin 15, Ireland (“Seller”),

and

(2)	DONAU INVESTMENT S.À R.L., with its registered office in Luxembourg, 80 Route d’Esch, 1470 Luxembourg, entered into the business register of the Luxembourg Business Registers G.I.E under the number B233537 (“Buyer”).

The Seller and the Buyer are hereinafter referred to jointly as the “Parties”.

WHEREAS:

(A)	The Seller holds all shares (jointly “Shares”) in the share capital of the companies listed in Schedule (A) hereto (jointly “Companies”).

(B)	On 22 December 2023, the Seller and the Buyer entered into a preliminary sale and purchase agreement (“PSPA”) pursuant to which the Buyer and Seller each undertook to execute this Agreement which shall provide for the sale of the Shares by the Seller to the Buyer (umowa przyrzeczona), subject to the terms and conditions set forth in the SPA.

(C)	As of the date hereof the Parties wish to complete the Transaction contemplated in the PSPA by concluding this Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	INTERPRETATION

1.1.	Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the PSPA.

2.	TRANSFER OF THE SOLD SHARES

2.1.	In performance of the obligations of the Seller and the Buyer resulting from the PSPA and pursuant to the terms and conditions of the PSPA, the Seller hereby sells and transfers the full legal title to the Shares together with all rights attached thereto to the Buyer while the Buyer buys and accepts the transfer of the Shares together with all rights attached thereto, for the Purchase Price, i.e. the amount of EUR 4,689,520.47 (in words: four million six hundred eighty-nine thousand five hundred twenty euro and 47/100) which has been calculated in accordance with Clause 3.1 to PSPA and which shall be paid in accordance with Clause 3.6 to SPA. The exact allocation of the Purchase Price between the respective Shares in the Project Companies is indicated in Schedule 3.1 to the PSPA.

2.2.	The Parties agree that the transfer of the full legal title to the Shares will occur upon payment by the Buyer and crediting of the Purchase Price Tranche 1 amounting to EUR 3,189,520.47 (in words: three million one hundred eighty-nine thousand five hundred twenty euro and 47/100) and the Shareholder Loan Amounts amounting to EUR 49,738,944.64 (in words: forty-nine million, seven hundred thirty-eight thousand, nine hundred forty-four euro and 64/100) on the Solis Bond Restricted Bank Account.

3.	REFERENCE TO THE PSPA

3.1.	The Parties acknowledge and agree that this Agreement is entered into for the sole purpose of transferring the legal title to the Shares, subject to the Clause 3.2 and 3.3 below which, in accordance with intention of the Parties, shall amend the PSPA in the scope as indicated below. The terms and conditions of the PSPA continue to fully apply to the sale and transfer of the Shares under this Agreement. Any liability of the Seller and the Buyer shall arise solely under and be subject to the terms and conditions of the PSPA, and the Buyer shall have no additional rights, and hereby waives any and all additional claims, against the Seller in connection with the sale and transfer of the Shares to the Buyer pursuant to this Agreement.

3.2.	Notwithstanding the foregoing, the Parties hereby states and confirm that the Completion shall take place on 18 January 2024 and hereby shall be deemed as amendment to Clause 6.1 of the PSPA.

3.3.	In addition to Clause 7.3 of the PSPA, the Parties hereby confirm that the list of documents related to the SolarPark Samas Witnica Project, which constitutes Schedule 3.3 hereto, shall be deemed a part of the Schedule 7.3 to the PSPA.

4.	GENERAL PROVISIONS

4.1.	No variation, supplement, modification to, deletion or waiver of this Agreement shall be binding unless made in writing and signed by each of the Parties with notarized signatures.

4.2.	If any provision of this Agreement is held to be illegal, invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired, but any such provision shall be applied with such modifications as may be necessary to make it valid, binding and enforceable, provided that the so modified provision is consistent with the meaning and the purpose of this Agreement.

4.3.	This Agreement and all matters (including, without limitation, any contractual or non-contractual obligation) arising from or connected with it are governed by, and will be construed in accordance with, Polish law, exclusive of its conflict of law rules.

4.4.	Clauses 11, 14, 15, 16, 17, 18 and 19 of the PSPA shall apply mutatis mutandis to this Agreement.

4.5.	All disputes arising out of, or in connection with this Agreement, including a breach, termination or invalidity thereof, shall be finally settled by the Court of Arbitration at the Polish Chamber of Commerce (Krajowa Izba Gospodarcza) in Warsaw. The place of arbitration shall be Warsaw (Poland). The language to be used in the arbitral proceedings shall be English.

4.6.	This Agreement has been made in the English language in two counterparts, each of which is an original but all of which taken together shall constitute one and the same instrument.

EXECUTED by the Parties:

Signed for and on behalf of the Seller:	Signed for and on behalf of the Buyer:

/s/ Witold Kurek, attorney-in-fact	/s/ Fei Yang, sole manager (gerant unique)
signature / name / position	signature / name / position

signature / name / position	signature / name / position

SCHEDULE (A)
PROJECT COMPANIES

No	Project Company	Shares
1

Solarark Samas spółka z ograniczoną odpowiedzialnością with its registered office in Warsaw, address: ul. Garażowa 5A, 02-651 Warsaw, entered in the commercial register of the National Court Register kept by the district court the Capital City of Warsaw in Warsaw, 13th Commercial Division of the National Court Register under number KRS: 0000584357 (“SolarPark Samas”)

“Solarpark Samas Shares” means 100 shares with a nominal value of PLN 50 (fifty Polish zlotys) each share and the total nominal value of PLN 5,000 (five thousand Polish zlotys), constituting 100% of all the issued share capital of Solarpark Samas and 100% (one hundred percent) of the votes at the shareholders’ meeting of Solarpark Samas.
2

RA01 spółka z ograniczoną odpowiedzialnością with its registered office in Warsaw, address: ul. Garażowa 5A, 02-651 Warsaw, entered in the commercial register of the National Court Register kept by the district court the Capital City of Warsaw in Warsaw, 13th Commercial Division of the National Court Register under number KRS: 0000802648 (“RA01”)

“RA01 Shares” means 100 shares with a nominal value of PLN 50 (fifty Polish zlotys) each share and the total nominal value of PLN 5,000 (five thousand Polish zlotys), constituting 100% of all the issued share capital of RA01 and 100% (one hundred percent) of the votes at the shareholders’ meeting of RA01.
3

Gardno PV spółka z ograniczoną odpowiedzialnością with its registered office in Warsaw, address: ul. Garażowa 5A, 02-651 Warsaw, entered in the commercial register of the National Court Register kept by the district court the Capital City of Warsaw in Warsaw, 13th Commercial Division of the National Court Register under number KRS: 0000765062 (“Gardno PV”)

“Gardno PV Shares” means 100 shares with a nominal value of PLN 50 (fifty Polish zlotys) each share and the total nominal value of PLN 5,000 (five thousand Polish zlotys), constituting 100% of all the issued share capital of Gardno PV and 100% (one hundred percent) of the votes at the shareholders’ meeting of Gardno PV.
4	Gardno2 PV spółka z ograniczoną odpowiedzialnością with its registered office in Warsaw, address: ul. Garażowa 5A, 02-651 Warsaw, entered in the commercial register of the National Court Register kept by the district court the Capital City of Warsaw in Warsaw, 13th Commercial Division of the National Court Register under number KRS: 0000789820 (“Gardno2 PV”)	“Gardno2 PV Shares” means 100 shares with a nominal value of PLN 50 (fifty Polish zlotys) each share and the total nominal value of PLN 5,000 (five thousand Polish zlotys), constituting 100% of all the issued share capital of Gardno2 PV and 100% (one hundred percent) of the votes at the shareholders’ meeting of Gardno2 PV.
5

Elektrownia PV Komorowo spółka z ograniczoną odpowiedzialnością with its registered office in Warsaw, address: ul. Garażowa 5A, 02-651 Warsaw, entered in the commercial register of the National Court Register kept by the district court the Capital City of Warsaw in Warsaw, 13th Commercial Division of the National Court Register under number KRS: 0000812542 (“Elektrownia PV Komorowo”)

“Elektrownia PV Komorowo Shares” means 100 shares with a nominal value of PLN 50 (fifty Polish zlotys) each share and the total nominal value of PLN 5,000 (five thousand Polish zlotys), constituting 100% of all the issued share capital of Elektrownia PV Komorowo and 100% (one hundred percent) of the votes at the shareholders’ meeting of Elektrownia PV Komorowo.
6

PV Zachód spółka z ograniczoną odpowiedzialnością with its registered office in Warsaw, address: ul. Garażowa 5A, 02-651 Warsaw, entered in the commercial register of the National Court Register kept by the district court the Capital City of Warsaw in Warsaw, 13th Commercial Division of the National Court Register under number KRS 0000756677 (“PV Zachód”)

“PV Zachód Shares” means 1,000 shares with a nominal value of PLN 50 (fifty Polish zlotys) each share and the total nominal value of PLN 50,000 (fifty thousand Polish zlotys), constituting 100% of all the issued share capital of PV Zachód and 100% (one hundred percent) of the votes at the shareholders’ meeting of PV Zachód.

SCHEDULE 3.3

[LIST OF HANDOVER DOCUMENTS (SOLARPARK SAMAS WITNICA PROJECT)]

[*]

4